                                                                 EXHIBIT 21.1
                                                                 ------------



                           SUBSIDIARIES OF HPSC, INC.


          Name of Subsidiary                      Jurisdiction of Incorporation
          ------------------                      -----------------------------

Credident, Inc.                                             Canada
American Commercial Finance Corporation                     Delaware
HPSC Funding Corp. I                                        Delaware
HPSC Bravo Funding Corp.                                    Delaware
HPSC Capital Funding, Inc.                                  Delaware